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Exhibit 11 Statement Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiaries
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
Basic and Diluted before cumulative effect of     For the Three Months Ended   For the Nine Months Ended
    accounting change                            --------------------------------------------------------
                                                  September 30  September 30  September 30  September 30

                                                      2001          2000          2001          2000
                                                      ----          ----          ----          ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                      10,821,950    10,776,870    10,801,406    10,773,288
Less: Treasury shares                                  (788,585)     (615,484)     (779,935)     (478,366)
                                                  --------------------------------------------------------
Net Weighted average shares outstanding              10,033,365    10,161,386    10,021,471    10,294,922
                                                  ========================================================

Net income                                               $4,401      ($5,545)       $12,847        $2,104
                                                  ========================================================

Basic Earnings Per Share                                  $0.44       ($0.55)         $1.28         $0.20
                                                  ========================================================

DILUTED:
Weighted  average shares issued                      10,821,950    10,776,870    10,801,406    10,773,288
Less: Treasury shares                                  (788,585)     (615,484)     (779,935)     (478,366)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                             84,340           n/a        66,464        23,491
                                                  --------------------------------------------------------
                                                     10,117,705    10,161,386    10,087,935    10,318,413
                                                  ========================================================
Net income                                               $4,401      ($5,545)       $12,847        $2,104
                                                  ========================================================

Diluted Earnings Per Share                                $0.43       ($0.55)         $1.27         $0.20
                                                  ========================================================



Basic and Diluted                                 For the Three Months Ended   For the Nine Months Ended
                                                  --------------------------------------------------------
                                                  September 30  September 30  September 30  September 30
                                                      2001          2000          2001          2000
                                                      ----          ----          ----          ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                      10,821,950    10,776,870    10,801,406    10,773,288
Less: Treasury shares                                  (788,585)     (615,484)     (779,935)     (478,366)
                                                  --------------------------------------------------------
Net Weighted average shares outstanding              10,033,365    10,161,386    10,021,471    10,294,922
                                                  ========================================================

Net income                                               $4,401      ($5,545)       $12,746        $2,104
                                                  ========================================================

Basic Earnings Per Share                                  $0.44       ($0.55)         $1.27         $0.20
                                                  ========================================================

DILUTED:

Weighted  average shares issued                      10,821,950    10,776,870    10,801,406    10,773,288
Less: Treasury shares                                  (788,585)     (615,484)     (779,935)     (478,366)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                             84,340           n/a        66,464        23,491
                                                  --------------------------------------------------------
                                                     10,117,705    10,161,386    10,087,935    10,318,413
                                                  ========================================================

Net income                                               $4,401      ($5,545)       $12,746        $2,104
                                                  ========================================================

Diluted Earnings Per Share                                $0.43       ($0.55)         $1.26         $0.20
                                                  ========================================================
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